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                                                                   Exhibit 23.29



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of FrontierVision Holdings, L.P. and FrontierVision Holdings Capital Corporation on Form S-4 of our report dated August 29, 1997(relating to the combined financial statements of the Central Ohio Cluster) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Atlanta, Georgia

September 26, 1997